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                                                                      EXHIBIT 23


September 15, 1999

We consent to the incorporation by reference in Registration Statement No. 333-4374 of Sierra Pacific Resources (the Company) on Form S-3, Registration Statement No. 333-62895 of the Company on Form S-4, and Registration Statement Nos. 2-92454, 333-8764 6, and 33-48152 of the Company on Form S-8 of our report dated January 9, 1999 (February 12, 1999 as to Notes 1 and 5), appearing in the Annual Report on Form 10-K of the Company, and our report dated March 1, 1999, appearing in the Annual Report of Nevada Power Company which are incorporated by reference in this Current Report on Form 8-K/A.




DELOITTE & TOUCHE LLP
Reno, Nevada